UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

SMART ONLINE, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4439334
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2530 Meridian Parkway, Durham, North Carolina	27713
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class To be so registered Common Stock, $0.001 par value	Name of each exchange on which each class is to be registered NASDAQ Small Cap Market

If this form relates to the registration of a class of securities pursuant to Section (12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section (12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of our common stock, $0.001 par value, is incorporated by reference to the “Description of Securities” and “Risk Factors” sections of our Registration Statement on Form S-1 (File No. 333-119385) filed May 4, 2005.

Item 2. Exhibits.

1. Amended and Restated Certificate of Incorporation.*

2. Amended and Restated Bylaws.*

* Filed with the Registration Statement on Form SB-2, File No. 333-119385, filed September 29, 2004.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SMART ONLINE, INC.
By: /s/ Michael Nouri
Michael Nouri
Principal Executive Officer and Director
September 29, 2005